SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 7, 2007, New York Mortgage Trust, Inc. (the "Company") announced that it had entered into a definitive agreement (the "Asset Purchase Agreement") dated February 6, 2007 to sell certain assets of the retail mortgage banking platform of its wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC (“NYMC”), to IndyMac Bank, F.S.B. (“Indymac”) for an estimated purchase price of approximately $13.4 million in cash and the assumption of certain liabilities by Indymac.

Pursuant to the Asset Purchase Agreement, the purchase price will be an amount equal to the difference between (a) the sum of (i) the book value of the purchased assets as of the closing date of this transaction (the “Closing Date”) less the book value of the assumed liabilities as of the Closing Date; plus (ii) $8.0 million; plus (iii) the sum of (A) the product obtained by multiplying (x) the aggregate principal balance of Pipeline Loans (defined below) that fund within 60 days after the Closing Date by (y) 0.0025 plus (B) the aggregate pipeline loan adjustment (as defined in the Asset Purchase Agreement) and (b) the sum of (i) $936,371 plus (ii) the NYMC Severance Amount (defined below). NYMC has agreed to deposit with an escrow agent on the Closing Date an aggregate of $2.3 million of the purchase price for the purpose of settling the final purchase price and satisfaction of any indemnification claims under the Asset Purchase Agreement.

Under the terms of the Asset Purchase Agreement, Indymac will purchase substantially all of the operating assets related to NYMC’s retail mortgage banking platform, including, among other things, a majority of its retail branch office leases (excluding the lease for the Company’s corporate headquarters, which is being assigned, as previously announced, under a separate agreement to Lehman Brothers Holding, Inc.) and the tangible personal property located thereon, its pipeline of residential mortgage loan applications (the “Pipeline Loans”), escrowed deposits related to the Pipeline Loans, customer lists and intellectual property and information technology systems used by NYMC in the conduct of its retail mortgage banking platform (the "Business"). Indymac has agreed to assume the obligations of NYMC under the Pipeline Loans and substantially all of NYMC’s liabilities under the purchased contracts and purchased assets arising after the closing date. Pursuant to the Asset Purchase Agreement, certain severance and similar obligations arising after the closing with respect to “transferred employees” (the “Severance Expenses”) will be paid in the following manner: (i) Indymac will pay up to the first $500,000 of Severance Expenses, (ii) NYMC will pay up to the next $600,000 of Severance Expenses (the “NYMC Severance Amount”) and (iii) Indymac will pay Severance Expenses in excess of $1.1 million.

The Company, NYMC and Indymac have made customary representations, warranties and covenants in the Asset Purchase Agreement, including, among others, representations regarding authorization, consents, conflicts and the Pipeline Loans, as well as NYMC’s covenant to conduct the Business between the date of the Asset Purchase Agreement and the Closing Date in the manner set forth in the Asset Purchase Agreement.

The closing of the transaction contemplated by the Asset Purchase Agreement is subject to various closing conditions, including, among other things, the continued accuracy at closing of NYMC’s representations and warranties made in the Asset Purchase Agreement, the absence of a material adverse effect on the Business or the Company’s or NYMC’s ability to consummate the transaction, and the agreement of certain officers and employees to accept employment with Indymac effective on the Closing Date. The Company anticipates that the transaction will be completed by March 31, 2007, at which time it will effectively exit the retail mortgage origination business. The Company anticipates that the transaction will result in net available proceeds of $12.1 million, after deducting fees and expenses and before deduction of the amount to be held in escrow, and expects to redeploy the net proceeds in high quality mortgage loan securities.

A copy of a press release dated February 7, 2007 announcing the Asset Purchase Agreement and the related transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Asset Purchase Agreement described above in Item 1.01, the Company announced on February 7, 2006 that upon closing of the Indymac transaction, Mr. Steven B. Schnall, the Company’s Chairman, Co-Chief Executive Officer and President and NYMC’s Chief Executive Officer and President, will resign his executive positions with the Company and NYMC, but will remain as the Company’s non-executive Chairman. In addition, Mr. Joseph V. Fierro, Chief Operating Officer of NYMC, will also resign his position with NYMC upon closing of the transaction. Upon closing, each of Messrs. Schnall and Fierro will assume positions with Indymac and The New York Mortgage Company, a division of IndyMac.

The Company announced that in connection with the departures of Messrs. Schnall and Fierro, effective upon and subject to the closing of the Indymac transaction, Mr. Steven R. Mumma, age 48, the Company’s Chief Operating Officer and Chief Financial Officer, will assume the additional roles of President and Co-Chief Executive Officer. Mr. David A. Akre, currently Vice Chairman and Co-Chief Executive Officer of the Company, will remain in these roles upon completion of this transaction.

In connection with these departures, the Company entered into a separation and release agreement with each of Messrs. Schnall and Fierro, dated February 6, 2007 (the “Separation Agreements”) that provide for, among other things, in the case of Mr. Schnall, the vesting of 15,856 shares of unvested restricted stock held by Mr. Schnall and, in the case of Mr. Fierro, the vesting of 6,797 shares of unvested restricted stock held by Mr. Fierro. Each of the Separation Agreements will only become effective and enforceable on and as of the Closing Date, and each will be subject to the closing of the Indymac transaction and the effectiveness of the employment agreements between Indymac and each of Messrs. Schnall and Fierro.

This summary is qualified in its entirety by reference to the Separation Agreements, which are being filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release, by and between the Company and Steven B. Schnall, dated as of February 6, 2007.

10.2	Separation Agreement and General Release, by and between the Company and Joseph V. Fierro, dated as of February 6, 2007.

99.1	Press release, dated February 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: February 14, 2007	By:	/s/ Steve R. Mumma
Steve R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Separation Agreement and General Release, by and between the Company and Steven B. Schnall, dated as of February 6, 2007.

10.2	Separation Agreement and General Release, by and between the Company and Joseph V. Fierro, dated as of February 6, 2007.

99.1	Press release, dated February 7, 2007.